Exhibit 5.2

Noble Holding International Limited

Suite 3D, Landmark Square

64 Earth Close

P.O. Box 31327

Georgetown, Grand Cayman

Cayman Islands, BWI

16 March 2015

Ladies and Gentlemen:

Noble Holding International Limited (the “Company”)

We have acted as Cayman Islands counsel to Noble Holding International Limited (the “Company”) in connection with the issue of US$250 million aggregate principal amount of its 4.000% Senior Notes due 2018, US$450 million aggregate principal amount of its 5.950% Senior Notes due 2025 and US$400 million aggregate principal amount of its 6.950% Senior Notes due 2045 (collectively, the “Notes”) pursuant to the Indenture (the “Original Indenture”) dated as of 16 March 2015 between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee, (the “Trustee”) and the First Supplemental Indenture (the “Supplemental Indenture”) dated as of 16 March 2015 between the Company, as issuer, Noble Corporation, as guarantor (the “Parent Guarantor”), of the Notes (the “Guarantee”); and the Trustee (the Original Indenture and Supplemental Indenture are herein collectively referred to as the “Indenture”).

Under the Supplemental Indenture, the Parent Guarantor will guarantee, in general terms, the principal of, premium, if any, interest on and all other payment obligations of the Company due under the Indenture and the Notes (the “Guarantee”). The Notes will be three series of the Company’s senior debt securities, and the Guarantee will be a guarantee of the Parent Guarantor, all registered on a Registration Statement on Form S-3 (Registration No. 202378), as amended and supplemented (the “Registration Statement”), filed by the Company and the Parent Guarantor with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We understand that Baker Botts L.L.P., United States counsel to the Company, will deliver its opinion relating to the Notes to be delivered under the Registration Statement.

1.	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	the Certificate of Incorporation of the Company issued on 6 December 2004 and the Amended and Restated Memorandum and Articles of Association of the Company as adopted on 22 February 2013;

1.2	the Certificate of Incorporation of the Parent Guarantor issued on 12 February 2002 and the Memorandum and Articles of Association of the Parent Guarantor as adopted by special resolution dated 30 March 2009;

1.3	the written resolutions of the board of directors of the Company dated 26 February 2015 (the “NHIL February Resolutions”) and 10 March 2015 (the “NHIL March Resolutions” and, together with the NHIL February Resolutions, the “NHIL Resolutions”) and the written resolutions of the Pricing Committee of the board of directors of the Company (the “NHIL Pricing Committee”) dated 11 March 2015 (the “NHIL Pricing Committee Resolutions”);

1.4	the written resolutions of the board of directors of the Parent Guarantor dated 26 February 2015 (the “NC February Resolutions”) and 10 March 2015 (the “NC March Resolutions” and, together with the NC February Resolutions, the “NC Resolutions”) and the written resolutions of the Pricing Committee of the board of directors of the Parent Guarantor (the “NC Pricing Committee”) dated 11 March 2015 (the “NC Pricing Committee Resolutions”);

1.5	Certificates of Good Standing issued by the Registrar of Companies (the “Certificates of Good Standing”) of each of the Parent Guarantor and the Company, which certificates we have assumed have been duly and validly issued by the Registrar of Companies;

1.6	a certificate from a director of the Company, the form of which is annexed hereto;

1.7	a certificate from a director of the Parent Guarantor, the form of which is annexed hereto;

1.8	the Registration Statement;

1.9	the Original Indenture;

1.10	the Supplemental Indenture; and

1.11	the form of Notes.

The documents listed in 1.6 to 1.7 above are collectively referred to as the “Directors’ Certificates”.

2.	Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Directors’ Certificates and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	the Original Indenture, the Supplemental Indenture and the Notes will be or have been authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company and the Parent Guarantor as a matter of Cayman Islands law) in accordance with all relevant laws (other than, with respect to the Company and the Parent Guarantor, the laws of the Cayman Islands);

2.2	the Original Indenture, the Supplemental Indenture, and the Notes are, or will be, valid, binding and enforceable against all relevant parties in accordance with their terms under laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

2.3	the choice of law of the State of New York as the governing law of the Original Indenture, the Supplemental Indenture, and the Notes has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.4	the Original Indenture, the Supplemental Indenture and the Notes will be or have been duly executed and unconditionally delivered on behalf of the Company by an Authorised Officer of the Company (as that term is defined in the NHIL March Resolutions);

2.5	the Original Indenture, the Supplemental Indenture and the Notes and the Notes will be or have been duly executed and unconditionally delivered on behalf of the Parent Guarantor by an Authorised Officer of the Parent Guarantor (as that term is defined in the NC March Resolutions);

2.6	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.7	all signatures, initials and seals are genuine;

2.8	all parties to the Original Indenture and the Supplemental Indenture have the power, authority and legal right under all relevant laws and regulations (other than the Company and the Parent Guarantor, as applicable, as a matter of Cayman Islands law) to enter into, execute, unconditionally deliver and perform their respective obligations under the Original Indenture and the Supplemental Indenture;

2.9	the Notes will be issued and authenticated in accordance with the provisions of the Indenture;

2.10	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York;

2.11	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company or the Parent Guarantor prohibiting or restricting them from entering into and performing their obligations under the Transaction Documents and the Notes;

2.12	no invitation has been or will be made by or on behalf of the Company or the Parent Guarantor to the public in the Cayman Islands to subscribe for any of the Notes; and

2.13	no monies paid to or for the account of any party under the Transaction Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law (2014 Revision) and the Terrorism Law (2011 Revision), respectively).

3.	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Parent Guarantor is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands.

3.3	The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Indenture and the Notes, including the issue of the Notes pursuant to the Indenture.

3.4	The Parent Guarantor has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Supplemental Indenture, including the Guarantee.

3.5	The Notes have been duly authorised by the Company and when duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Indenture and delivered against due payment therefor pursuant to, and in accordance with the terms of the Registration Statement, the Notes will have been duly authorised and will be duly executed and delivered.

3.6	The execution, delivery and performance of the Supplemental Indenture, including the Guarantee, have been duly authorised by and on behalf of the Parent Guarantor and, assuming the Supplemental Indenture has been executed and unconditionally delivered by an Authorised Officer (as defined in the Pricing Committee Resolutions) of the Parent Guarantor, the Supplemental Indenture, including the Guarantee, has been duly executed and delivered on behalf of the Parent Guarantor.

This opinion is given as of the date shown. We hereby consent to the use of this opinion as an exhibit to the Current Report on Form 8-K of the Parent Guarantor to be filed with the Commission on 12 March 2015 (the “Form 8-K”). In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

We are aware that Baker Botts L.L.P. will rely as to matters of Cayman Islands law on this opinion in rendering its opinions to you to be filed with the Form 8-K and we authorise them to so rely.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

Noble Holding International Limited

PO Box 309, Ugland House, KY1-1104

Grand Cayman, Cayman Islands

16 March 2015

To: Maples and Calder

PO Box 309

Ugland House

KY1-1104

Grand Cayman

Cayman Islands

Dear Sirs:

Noble Holding International Limited (the “Company”)

I, Alan R. Hay, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Amended and Restated Memorandum and Articles of Association of the Company as adopted on 22 February 2013 remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The NHIL Resolutions were signed by all the directors of the Company in the manner prescribed in the Articles of Association of the Company.

4	The NHIL Pricing Committee has been duly established, and the NHIL Pricing Committee Resolutions have been validly passed, including in accordance with the resolutions passed by the NHIL March Resolutions and the Articles of Association of the Company, to determine any and all terms and conditions of the Debt Securities (as defined in the NHIL Resolutions) in accordance with the NHIL Resolutions and the Articles of Association of the Company.

5	The members of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Original Indenture, the Supplemental Indenture or the Notes.

6	The NHIL Resolutions and the NHIL Pricing Committee Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

7	The directors of the Company at the date of each of the NHIL Resolutions and at the date hereof were and are as follows:

Alan R. Hay

David M.J. Dujacquier

Andrew J. Strong

8	The Minute Book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Director’s Certificate as of the date first written above.

/s/ Alan R. Hay
Alan R. Hay
Director

Signature Page - NHIL Director’s Certificate

(Maples and Calder Exhibit 5 Opinion)

Noble Corporation

PO Box 309, Ugland House, KY1-1104

Grand Cayman, Cayman Islands

16 March 2015

To: Maples and Calder

P.O. Box 309

Ugland House

KY1-1104

Grand Cayman

Cayman Islands

Dear Sirs:

Noble Corporation (the “Parent Guarantor”)

I, Alan R. Hay, being a director of the Parent Guarantor, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles of Association of the Parent Guarantor as adopted by special resolution dated 30 March 2009 remain in full force and effect and are unamended.

2	The Parent Guarantor has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The NC Resolutions were signed by all the directors of the Company in the manner prescribed in the Articles of Association of the Parent Guarantor.

4	The NC Pricing Committee has been duly established, and the NC Pricing Committee Resolutions have been validly passed, including in accordance with the resolutions passed by the NC March Resolutions and the Articles of Association of the Parent Guarantor.

5	The members of the Parent Guarantor have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Parent Guarantor prohibiting it from entering into and performing its obligations under the Supplemental Indenture.

6	The resolutions set forth in the NC Resolutions and the NC Pricing Committee Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

7	The directors of the Parent Guarantor at the date of the NC Resolutions and at the date hereof were and are as follows:

David M.J. Dujacquier

David W. Williams

Dennis J. Lubojacky

Andrew J. Strong

Alan R. Hay.

8	The Minute Book and corporate records of the Parent Guarantor as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Director’s Certificate as of the date first written above.

/s/ Alan R. Hay
Alan R. Hay
Director

Signature Page - Noble Corporation Director’s Certificate

(Maples and Calder Exhibit 5 Opinion)